EXHIBIT 10.1

DYNEGY INC.

DEFERRED COMPENSATION PLAN FOR CERTAIN DIRECTORS

WHEREAS, Dynegy Inc. (the “Company”) has heretofore adopted the Dynegy Inc. Deferred Compensation Plan for Certain Directors (the “Plan”) to aid its non-employee directors in making more adequate provision for their retirement; and

WHEREAS, Dynegy Inc. desires to restate said plan and to amend said plan in several respects;

NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 2003 (the “Effective Date”):

1.    Participants.    Any director of the Company, other than a director who is also a salaried officer or employee of the Company or any of its subsidiaries, shall become a participant (“Participant”) under the Plan on the later of (a) the Effective Date or (b) the date he or she becomes such a non-employee director. Notwithstanding the foregoing, an individual who was a Participant in the Plan on the day prior to the Effective Date shall remain a Participant in the restatement thereof as of the Effective Date.

2.    Company Deferrals.    On each March 31, June 30, September 30 and December 31 that occurs after the Effective Date, the Company shall credit to a Company deferral account maintained by the Company on behalf of each Participant (a “Company Deferral Account”) a number of hypothetical shares (including fractional shares) of Class A common stock, without par value, of the Company (“Common Stock”) equal to (a) $12,500.00 divided by (b) the closing price of a share of Common Stock on the last Trading Day (as hereinafter defined) of the calendar quarter ending on such March 31, June 30, September 30 or December 31, as applicable; provided, however, that a Participant’s Company Deferral Account shall receive such credit only if such Participant was a director of the Company on the March 31, June 30, September 30 or December 31 to which such credit relates or his or her service as a director of the Company terminated during the calendar quarter ending on such date by reason of death or disability. Dividends and other distributions that would be paid with respect to a number of shares of Common Stock equal to the number of hypothetical shares of Common Stock credited to a Participant’s Company Deferral Account as of the date of such dividend or other distribution shall be credited to the Participant’s Company Deferral Account as of such date and shall be deemed to be invested in hypothetical shares (including fractional shares) of Common Stock based on the closing price of a share of Common Stock on the date of such dividend or other distribution (or the next preceding Trading Day if such date is not a Trading Day). Amounts credited to a Participant’s Company Deferral Account shall be paid to or on behalf of the Participant as hereinafter provided. For purposes of the Plan, the term “Trading Day” means a day during which trading in securities generally occurs in the principal securities market in which Common Stock is traded.

3.    Director Deferrals.

(a)	Any Participant may elect to defer all or any portion of his or her retainer, fees and other special compensation paid in cash for service as a director (“Compensation”) which are earned for the ensuing years of service after the date of said election as he or she may specify in a written notice to the Company, and such Compensation so deferred shall be paid only as hereinafter provided. Any Participant may suspend future deferments with respect to cash Compensation earned for ensuing years of service after the date of suspension as he or she may specify by written notice to the Company. Following any such suspension, a director may make a new election to again become a Participant. No Participant may make such a change more than once in any twelve-month period or again become a Participant within twelve months after the date of suspension. The election to defer for any year of service shall be irrevocable and the Compensation for all of such year of service shall be deferred until distribution in accordance with the terms of the Plan. For purposes of the Plan, a year of service shall mean the twelve-month period beginning on July 1 of each calendar year.

(b)	For each Participant electing to defer Compensation under the Plan in accordance with Section 3(a), the Company shall maintain a deferred money account (a “Deferred Money Account”). Deferred Compensation of each Participant shall be credited as a dollar amount to the Participant’s Deferred Money Account on the date such Compensation otherwise would be payable in cash to the Participant.

4.    Deemed Investment of Deferred Money Accounts.

(a)	For the period preceding July 1, 2003, amounts credited to a Participant’s Deferred Money Account shall be deemed to be invested in accordance with the provisions of the Plan as in effect prior to this restatement thereof. From and after July 1, 2003, amounts credited to a Participant’s Deferred Money Account shall be deemed to be invested in accordance with the following provisions of this Section 4.

(b)	Each Participant shall designate, in accordance with the procedures established from time to time by the Company, the manner in which the amounts allocated to his or her Deferred Money Account shall be deemed to be invested from among the investment funds made available from time to time for such purpose by the Company (the “Funds”); provided, however, that one of the Funds that shall be made available for purposes of this Section 4 shall be a hypothetical fund maintained by the Plan recordkeeper consisting primarily of Common Stock (the “Dynegy Stock Fund”). Such Participant may designate one of such Funds for the deemed investment of all such amounts allocated to the Participant’s Deferred Money Account or he or she may split the deemed investment of such amounts allocated to his or her Deferred Money Account among such Funds in such increments as the Company may prescribe. If a Participant fails to make a proper designation, then his or her Deferred Money Account shall be deemed to be invested in the Fund or Funds designated by the Company from time to time in a uniform and nondiscriminatory manner.

(c)	A Participant may change his or her deemed investment designation for future deferrals to be allocated to the Participant’s Deferred Money Account. Any such change shall be made in accordance with the procedures established by the Company, and the frequency of such changes may be limited by the Company.

(d)	A Participant may elect to convert his or her deemed investment designation with respect to the amounts already allocated to the Participant’s Deferred Money Account. Any such conversion shall be made in accordance with the procedures established by the Company, and the frequency of such conversions may be limited by the Company. No election of a conversion designation by a Participant which has the effect of increasing the total amount allocated to the Dynegy Stock Fund may be made on a date which is less than six months following (i) the date of any prior election of a conversion designation by such Participant which had the effect of decreasing the total amount allocated to the Dynegy Stock Fund or (ii) the date of any election by such Participant with respect to any other plan of the Company or any subsidiary thereof which had the effect (directly or indirectly) of making a disposition on behalf of such Participant of Common Stock. No election of a conversion designation by a Participant which has the effect of decreasing the total amount allocated to the Dynegy Stock Fund may be made on a date which is less than six months following (1) the date of any prior election of a conversion designation by such Participant which had the effect of increasing the total amount allocated to the Dynegy Stock Fund or (2) the date of any election by such Participant with respect to any other plan of the Company or any subsidiary thereof which had the effect (directly or indirectly) of making an acquisition on behalf of the Participant of Common Stock. The restrictions set forth in the two preceding sentences shall not apply to a Participant at any time he or she is not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e)	The restrictions contained in the Plan regarding investment designations, changes, and/or conversions by Participants who are subject to Section 16(b) of the Exchange Act respecting the Dynegy Stock Fund are intended to comply with, and enable such Participants to rely upon, the exemption provided by Rule 16b-3 under the Exchange Act. Any future amendment to Rule 16b-3 or any successor rule promulgated by the Securities and Exchange Commission affecting the investment by such Participants in the Dynegy Stock Fund shall be incorporated by reference herein and be deemed to be an amendment to the Plan in order that such Participants shall continue to be entitled to rely upon the exemption provided by such rule without any interruption. Notwithstanding the foregoing, the Board of Directors of the Company (the “Board”) may alter the designation, change and/or conversion restrictions applicable to Participants, as set forth in the Plan, as a result of changes in Rule 16b-3 under the Exchange Act.

5.    Earnings Allocations and Account Statements.    The balance of each account maintained on behalf of a Participant shall reflect the result of daily pricing of the assets in which such account is deemed invested from time to time until the time of distribution. Each Participant shall be furnished at least annually with a statement of his accounts, which statement shall show the balance, if any, credited to each of his or her Deferred Money Account and Company Deferral Account.

6.    Distribution.

(a)	If a Participant’s service as a director terminates prior to July 1, 2003, then such Participant’s benefits under the Plan shall be paid in accordance with the provisions of the Plan as in effect prior to this restatement thereof. Subject to the provisions of Sections 6(c), 7 and 10, if a Participant’s service as a director terminates during the six-month period beginning on July 1, 2003, then the aggregate amounts credited to his or her Deferred Money Account and Company Deferral Account (determined as provided in Sections 6(d), (e), (f) and (g)) shall be paid to such Participant in such number of annual installments as shall be determined by the Company in its sole discretion (but not exceeding 10 annual installments). The Company may counsel with a Participant prior to such determination, and each such annual installment shall be made as of January 31, beginning with the January 31 following the termination of the Participant’s service as a director. Except as expressly provided in the preceding provisions of this Section 6(a), the following provisions of this Section 6 shall apply only to a Participant whose service as a director terminates after December 31, 2003.

(b)	A Participant shall elect, subject to the provisions of Sections 6(c), 7 and 10, the time (which may not be prior to the date on which he or she terminates service as a director) and the mode (which may either be a lump sum payment or monthly, quarterly, or annual installment payments over a specified term certain) for payment of the aggregate amounts credited to his or her Deferred Money Account and Company Deferral Account. A Participant may revise his or her election regarding the time and mode of payment of amounts credited to his or her accounts only if, and at such time as, such revised election is approved by a Rule 16b-3 Committee (as hereinafter defined); provided, however, that such revised election shall not be effective unless the Participant continues service as a director until the later of (i) the January 1 following the date such revised election is approved or (ii) the date that is six months after the date such revised election is approved. In the absence of direction by a Participant regarding the time or mode of payment of amounts credited to his or her accounts, such amounts shall be distributed in a single lump sum cash payment as soon as practicable after the date on which he or she terminates service as a director. As used herein, the term “Rule 16b-3 Committee” means a committee appointed by the Board with respect to the Plan that is comprised solely of “Non-Employee Directors” as described in Rule 16b-3 promulgated by the Securities and Exchange Commission; provided, however, that if the Board does not appoint such a committee, then the full Board shall serve as the Rule 16b-3 Committee.

(c)	If a Participant shall cease to be a director by reason of his or her death or if he or she shall die after he or she shall be entitled to distributions hereunder but prior to receipt of all distributions hereunder, then the aggregate unpaid balance in such Participant’s Deferred Money Account and Company Deferral Account (computed as of the date of his or her death) shall be distributed in a single lump sum cash payment to such beneficiary as such Participant shall designate by an instrument in writing filed with the Company, or in the absence of such designation, to his or her personal representative, or if none is appointed within six months of his or her death to his or her spouse, or if not then living, to his or her then living descendents, per stirpes.

(d)	Payments under the Plan that are attributable to the balance in a Participant’s Deferred Money Account shall be paid in cash, and the amount of each such payment shall be computed by dividing the unpaid balance in the Participant’s Deferred Money Account (determined as of the date of such payment unless another determination date is expressly specified in the Plan) by the remaining number of payments to be made under the Plan to the Participant.

(e)	Subject to the provisions of the Plan that specify that certain payments shall be made in cash, a Participant shall have the right to make a one-time election (at the time and in accordance with the procedures prescribed by the Company) to receive payments under the Plan that are attributable to the balance in his or her Company Deferral Account in shares of Common Stock or cash; provided, however, that if the Company determines that shareholder approval of this restatement of the Plan is necessary or desirable under applicable law and/or the rules of any national or regional securities exchange on which the Common Stock has been listed in order to make such payments under the Plan in shares of Common Stock, then a Participant shall not have the right to make any such election and he or she shall be deemed to have elected to receive such payments in cash if the first such payment that is payable to such Participant is required to be paid to him or her pursuant to this Section 6 prior to the date upon which such shareholder approval is obtained by the Company. If the Participant elects to receive such payments in shares of Common Stock, then the number of shares included in each payment shall equal the number of whole shares determined by dividing the total number of hypothetical shares of Common Stock credited to his or her Company Deferral Account as of the date of such payment by the remaining number of payments to be made under the Plan to the Participant (and the value of any fractional share shall be paid in cash based on the closing price of a share of Common Stock on the Trading Day next preceding the date of payment). If a payment to a Participant under the Plan that is attributable to the Participant’s Company Deferral Account is to be paid in cash, then the amount of such payment shall be computed by dividing the unpaid value of the Participant’s Company Deferral Account (determined based on the closing price of a share of Common Stock on the Trading Day next preceding the date of such payment (or on the Trading Day next preceding such other determination date as is expressly specified in the Plan)) by the remaining number of payments to be made under the Plan to the Participant.

(f)	If the Company determines that any distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits intended to be provided under the Plan, then the Company shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock (or other securities or property) comprising the Dynegy Stock Fund, (ii) the number and type of hypothetical shares of Common Stock (or other securities or property) credited to a Participant’s Company Deferral Account, and (iii) the number and type of shares of

Common Stock (or other securities or property), if any, to be distributed to a Participant pursuant to Section 6(e).

(g)	Once an amount has been paid to a Participant or his beneficiary, such amount shall be debited from the Participant’s Deferred Money Account or Company Deferral Account, as applicable.

7.    Change in Control.    Notwithstanding any provision in Section 6 to the contrary, if a Participant’s service as a director of the Company (or any successor) shall terminate after the Effective Date as a result of or in connection with a Change in Control (as hereinafter defined), then the aggregate unpaid balance in the Participant’s Deferred Money Account and Company Deferral Account (computed as of the later of the date of such Change in Control or the date such Participant ceases to be a director of the Company (or any successor) (the “Computation Date”)) shall be paid to the Participant in a single lump sum cash payment as soon as administratively feasible, but no later than 30 days, after the Computation Date in full satisfaction of all of such Participant’s benefits hereunder. For purposes of the Plan, the term “Change in Control” shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 60% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (B) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 20% (which percentage shall be increased to 40% in the case of ownership or control by ChevronTexaco Corporation or a “group” of which ChevronTexaco Corporation is a part) of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

8.    Participant’s Rights Unsecured.    The right of any Participant to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company.

The deferred Compensation and benefits hereunder may not be encumbered or assigned by the Participant. The Company may, but shall not be obligated, to acquire shares of its outstanding Common Stock or other investment assets from time to time in anticipation of its obligation to make distributions under the Plan, but no Participant shall have any rights in or against any shares of Common Stock or other investment assets so acquired or in any cash held in his or her Company Deferral Account and Deferred Money Account. All such Common Stock, other investment assets and cash shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

9.    Amendments to the Plan.    The Board may amend the Plan at any time, without the consent of the Participants or other beneficiaries; provided, however, that no amendment shall divest any Participant or beneficiary of rights to which he or she would have been entitled if the Plan had been terminated on the effective date of such amendment.

10.    Termination of the Plan.    The Board may terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to a Participant’s account as of the date of the termination shall be made in the manner and at the time heretofore prescribed; provided, however, that, in connection with such termination, the Board may, in its sole discretion, provide that the unpaid balance in the accounts of each Participant as of the date of such termination shall be paid in a single lump sum cash payment as soon as administratively feasible after the date of such termination in full satisfaction of all of such Participant’s benefits hereunder.

11.    Expenses.    Costs of administration of the Plan will be paid by the Company.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this          day of June, 2003.

DYNEGY INC.

By:

Name: Title:

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